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                                                                    EXHIBIT 10.1


                             THIRD AMENDMENT TO THE
                            1998 STOCK INCENTIVE PLAN

         WHEREAS, the Board of Directors approved the following amendment to the 1998 Stock Incentive Plan, as amended (the "Plan");

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Amendment.

         The first paragraph of Section 5.1 of the Plan is amended to read as follows:

                  5.1 Limitations. The maximum number of shares that may be issued hereunder shall be 650,000, subject to any antidilution adjustment which may be required pursuant to the provisions of Section
         5.2 hereof. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

         2. Approval. Except as hereinabove amended and modified, the Plan is approved, ratified, and affirmed without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of March 28, 2005, in accordance with the authority provided by the Board of Directors.


                                      ebank Financial Services, Inc.

                                      By:  /s/ Wayne W. Byers
                                           -------------------------------------
                                           Title: CFO